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                                                                     EXHIBIT 21

                         PACIFICARE HEALTH SYSTEMS, INC.

                              LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                                                  STATE OF INCORPORATION
------------------                                                  ----------------------
Antero Health Plans, Inc.                                                 Colorado
FHP Reinsurance Limited                                                   Bermuda
Harris Methodist Health Insurance Company, Inc.                           Texas
Health Maintenance Life, Inc.                                             Guam
PacifiCare Asia Pacific Insurance Brokers, Inc.                           Guam
PacifiCare Behavioral Health of California, Inc.                          Delaware
PacifiCare Behavioral Health, Inc.                                        Delaware
PacifiCare Credentialing, Inc.                                            California
PacifiCare Dental                                                         California
PacifiCare Dental of Colorado, Inc.                                       Colorado
PacifiCare eHoldings, Inc.                                                California
PacifiCare Health Insurance Company of Micronesia, Inc.                   Guam
PacifiCare Health Plan Administrators, Inc.                               Indiana
PacifiCare International Limited                                          Ireland
PacifiCare Life and Health Insurance Company                              Indiana
PacifiCare Life Assurance Company                                         Colorado
PacifiCare Life Insurance Company                                         Arizona
PacifiCare of Arizona, Inc.                                               Arizona
PacifiCare of California                                                  California
PacifiCare of Colorado, Inc.                                              Colorado
PacifiCare of Nevada, Inc.                                                Nevada
PacifiCare of Ohio, Inc.                                                  Ohio
PacifiCare of Oklahoma, Inc.                                              Oklahoma
PacifiCare of Oregon, Inc.                                                Oregon
PacifiCare of Texas, Inc.                                                 Texas
PacifiCare of Washington, Inc.                                            Washington
Rx Solutions, Inc.                                                        California
PacifiCare Ventures, Inc.                                                 California
Rx Connect Acquisition Corporation                                        California
Secure Horizons USA, Inc.                                                 California
SeniorCo, Inc.                                                            Delaware
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